                                      GEODYNE ENERGY INCOME PROGRAMS
                         1995 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS<F1>
                                (A)             (B)              (C)
                                                                (A+B)

                            1995 YEAR END PER UNIT ESTIMATED VALUATIONS<F2>                    CASH DISTRIBUTIONS PER UNIT
                            ----------------------------------------------                    ----------------------------
                               PROVED         ADJUSTED           TOTAL
                              RESERVES        PROBABLE         ESTIMATED    1994 YEAR-END                 CUMULATIVE
         FORMATION  UNIT      AND OTHER     AND POSSIBLE      VALUATION       ESTIMATED          1995     DISTRIBUTIONS
P/SHIP     DATE     SIZE       ITEMS          RESERVES         PER UNIT     VALUATION(2)         TOTAL    THRU 12/31/95      P/SHIP
------   ---------  ----    ----------------------------------------------  -------------        -----    -------------      ------
I-B      07/12/85  $1,000     $81.24           $17.12          $98.36          $73.41            $11.12      $531.25          I-B
I-C      12/20/85   1,000     135.50             1.46          136.96          146.39             48.96       751.31          I-C
I-D      03/04/86   1,000     365.19             4.22          369.41          329.77            100.77     1,498.91          I-D
I-E      09/10/86   1,000     308.79             4.08          312.87          242.18             51.15     1,037.86          I-E
I-F      12/16/86   1,000     296.87             6.07          302.94          234.63             55.51     1,021.49          I-F


<F1>  This chart must be read in connection with the letter dated January 29, 1996, providing important assumptions and other information on the methodology used to calculate these estimates.
<F2>  1995 Year-End estimates use $18.50 per barrel of oil and $2.00 per thousand cubic feet ("MCF") of gas compared to
       $16.50 per barrel and $1.60 per MCF of gas for the 1994 Year-End estimates.